Filed pursuant to 424(b)(3)

Registration No. 333-159445

INDUSTRIAL INCOME TRUST INC.

SUPPLEMENT NO. 11 DATED NOVEMBER 10, 2011

TO THE PROSPECTUS DATED APRIL 28, 2011

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Industrial Income Trust Inc., dated April 28, 2011 (the “Prospectus”), as supplemented by Supplement No. 10, dated October 3, 2011. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is as follows:

A.	To update the status of the extension of our initial public offering.

A. Extension of Our Initial Public Offering

Our board of directors has elected to extend our current offering for up to an additional one year period, expiring on December 18, 2012. In many states, we will need to renew the registration statement to continue the offering for this period. There is no guarantee that we will be able to extend the current offering in all such states. We reserve the right to further extend or terminate this offering at any time.